EXHIBIT 99.1

WCA Waste Corporation Announces Results for the Quarter Ended September 30, 2010

  Revenues increased 19.6% compared to the third quarter of 2009, boosted by acquisitions
  Completed four tuck-in acquisitions
  Interest rate swap expires on November 1, 2010, which will improve annual cash flow by $6.7 million

HOUSTON, Oct. 28, 2010 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the three and nine months ended September 30, 2010.

For the third quarter of 2010:

  Revenue was $59.3 million, up 19.6% from $49.5 million in the third quarter of 2009.
  Operating income was $6.7 million compared to $7.0 million in the same quarter last year.
  Net loss available to common stockholders was $0.02 per share while adjusted net loss available to common stockholders was $0.01 per share.

For the first nine months of 2010:

  Revenue was $171.9 million, up 16.2% from $147.9 million in the nine months ended September 30, 2009.
  Operating income was $17.9 million compared to $20.3 million in the prior year period.
  Net loss available to common stockholders was $0.10 per share while adjusted net loss available to common stockholders was $0.08 per share.

WCA completed four tuck-in acquisitions (three around Houston, Texas and one in Oklahoma) with approximately $7 million in total annualized revenue. Two of the four acquisitions were closed on October 1, 2010. Our interest rate swap will expire on November 1, 2010, which will improve annual cash flow by approximately $6.7 million. Our operating cash flow was $22.9 million and our capital spending (excluding acquisition capital) was $20.4 million during the nine months ended September 30, 2010.

Tom Fatjo, Chairman and CEO, stated, "We are very pleased by the strength of core solid waste pricing in the small container and MSW landfill markets. Our focus remains on driving growth in our Houston and Ohio markets and maximizing the operating leverage of these assets while creating value for shareholders."

President and COO Jerry Kruszka noted that "The successful completion of four tuck-in acquisitions clearly demonstrates the operating leverage we have in our core markets of Houston and the Midwest."

Tom Fatjo added that "Acquisitions are a core component of WCA's growth, and as such we are placing emphasis on increasing the total volume and internalization of waste into our Sunny Farms Landfill in Ohio and our Fort Bend County Landfill near Houston, Texas."

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations currently consist of 25 landfills, 24 transfer stations/material recovery facilities and 26 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions.  The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions have impacted and may continue to impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we are subject to a broad range of risks with respect to our acquisition activities and may be unable to successfully integrate acquired businesses or execute on our acquisition plans; we compete with large companies and municipalities with greater financial and operational resources and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and "—Cautionary Statement about Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2009, to which we refer you for additional information.

WCA -- 3rd Quarter 2010 Earnings Release Information

WCA Waste Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$ 59,279	$ 49,546	$ 171,881	$ 147,910
Expenses:
Cost of services	42,055	32,786	123,458	97,907
Depreciation and amortization	7,623	6,714	22,682	20,087
Merger and acquisition related expenses	38	--	172	259
General and administrative	2,887	3,060	8,571	9,455
Gain on sale of assets	(7)	(46)	(896)	(91)
	52,596	42,514	153,987	127,617
Operating income	6,683	7,032	17,894	20,293
Other income (expense):
Interest expense, net	(4,811)	(4,511)	(14,190)	(13,525)
Write-off of deferred financing costs	--	--	(184)	--
Impact of interest rate swap	(47)	(905)	(231)	(1,748)
	(4,858)	(5,416)	(14,605)	(15,273)

Income before income taxes	1,825	1,616	3,289	5,020
Income tax provision	(1,042)	(790)	(1,932)	(2,797)
Net income	783	826	1,357	2,223
Accrued payment-in-kind dividend on preferred stock	(1,138)	(1,076)	(3,358)	(3,192)
Net loss available to common stockholders	$ (355)	$ (250)	$ (2,001)	$ (969)

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders
— Basic	$ (0.02)	$ (0.02)	$ (0.10)	$ (0.06)
— Diluted	$ (0.02)	$ (0.02)	$ (0.10)	$ (0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	19,635	15,850	19,580	15,801
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	19,635	15,850	19,580	15,801

Non-GAAP Financial Measures

Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is adjusted EBITDA. EBITDA, as commonly defined, refers to earnings before interest, taxes, depreciation and amortization. Our adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including write-off of deferred financing costs and debt discount), impact of interest rate swap agreements, income tax expense, depreciation and amortization, impairment of goodwill, net (gain) loss on early disposition of notes receivable/payable, and merger and acquisition related expenses. We also use these same measures when evaluating potential acquisition candidates.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because:

  it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
  it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
  it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses adjusted EBITDA:

  as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
  as one method to estimate a purchase price (often expressed as a multiple of EBITDA or adjusted EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA or adjusted EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
  in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;
  as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
  in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;
  as a component of incentive cash and stock bonuses paid to our executive officers and other employees;
  to assess compliance with financial ratios and covenants included in our credit agreements; and
  in communications with investors, lenders, and others concerning our financial performance.

The following presents a reconciliation of net loss available to common stockholders to our adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss available to common stockholders	$ (355)	$ (250)	$ (2,001)	$ (969)
Accrued payment-in-kind dividend on preferred stock	1,138	1,076	3,358	3,192
Depreciation and amortization	7,623	6,714	22,682	20,087
Interest expense, net	4,811	4,511	14,190	13,525
Write-off of deferred financing costs	--	--	184	--
Impact of interest rate swap	47	905	231	1,748
Income tax provision	1,042	790	1,932	2,797
Merger and acquisition related expenses	38	--	172	259
Adjusted EBITDA	$ 14,344	$ 13,746	$ 40,748	$ 40,639
Adjusted EBITDA as a percentage of revenue	24.2%	27.7%	23.7%	27.5%

The following table presents a reconciliation of net loss available to common stockholders to adjusted net income (loss) available to common stockholders to exclude write-off of deferred financing costs, impact of interest rate swap agreements, merger and acquisition related expenses, and tax impact of vested restricted shares (in thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

Adjusted net income (loss) available to common stockholders to exclude write-off of deferred financing costs, impact of interest rate swap agreements,
merger and acquisition related expenses, tax impact of vested restricted shares:	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss available to common stockholders	$ (355)	$ (250)	$ (2,001)	$ (969)
Write-off of deferred financing costs, net of tax	--	--	99	--
Impact of interest rate swap, net of tax	41	596	140	1,100
Merger and acquisition related expenses, net of tax	44	--	119	157
Tax impact of vested restricted shares	1	9	132	479
Adjusted net income (loss) available to common stockholders	$ (269)	$ 355	$ (1,511)	$ 767

PER SHARE DATA (Basic and diluted):
Net loss available to common stockholders	$ (0.02)	$ (0.02)	$ (0.10)	$ (0.06)
Write-off of deferred financing costs, net of tax	--	--	0.00	--
Impact of interest rate swap, net of tax	0.00	0.04	0.01	0.07
Merger and acquisition related expenses, net of tax	0.01	--	0.00	0.01
Tax impact of vested restricted shares	0.00	0.00	0.01	0.03

Adjusted net income (loss) available to common stockholders to exclude write-off of deferred financing costs, impact of interest rate swap agreements, merger and acquisition related expenses, tax impact of vested restricted shares:
— Basic	$ (0.01)	$ 0.02	$ (0.08)	$ 0.05
— Diluted	$ (0.01)	$ 0.02	$ (0.08)	$ 0.05
WEIGHTED AVERAGE SHARES OUTSTANDING (Basic)	19,635	15,850	19,580	15,801
WEIGHTED AVERAGE SHARES OUTSTANDING (Diluted)	19,635	16,036	19,580	15,897

These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Supplemental Disclosures
(Dollars in millions unless otherwise indicated)

	Three Months Ended September 30, 2010		Three Months Ended September 30, 2009
Revenue Breakdown:
Collection	$ 31.4	44.9%	$ 31.9	54.2%
Disposal	25.9	37.0%	17.6	30.0%
Transfer	9.2	13.1%	6.9	11.7%
Other	3.5	5.0%	2.4	4.1%
Total	70.0	100.0%	58.8	100.0%
Intercompany eliminations	(10.7)		(9.3)
Total reported revenue	$ 59.3		$ 49.5

Internalization of Disposal:
Three months ended September 30, 2010	73.2%

	Nine Months Ended September 30, 2010		Nine Months Ended September 30, 2009
Revenue Breakdown:
Collection	$ 91.9	45.4%	$ 95.3	54.2%
Disposal	74.2	36.7%	53.2	30.3%
Transfer	26.8	13.3%	20.5	11.6%
Other	9.3	4.6%	6.8	3.9%
Total	202.2	100.0%	175.8	100.0%
Intercompany eliminations	(30.3)		(27.9)
Total reported revenue	$ 171.9		$ 147.9

Internalization of Disposal:
Nine months ended September 30, 2010	71.7%

	Three Months Ended September 30, 2010 vs. 2009		Nine Months Ended September 30, 2010 vs. 2009
Revenue Growth (Decline):
Volume	$ (1.7)	-3.5%(a)	$ (3.6)	-2.4%(a)
Price	0.5	1.1%(a)	(2.0)	-1.3%(a)
Fuel surcharge	0.6	1.3%(a)	0.8	0.5%(a)
Acquisitions	11.0	22.1%(a)	30.1	20.3%(a)
Sale of Jonesboro assets	(0.7)	-1.4%(a)	(1.3)	-0.9%(a)
Total revenue growth (decline)	$ 9.7	19.6%(a)	$ 24.0	16.2%(a)

(a) Percentages are calculated based on dollar amounts rounded in thousands.

	September 30, 2010
Debt-to-Capitalization:
Long-term debt including current maturities	$ 219.6
Total equity including preferred stock	162.7
Total capitalization	$ 382.3

Debt-to-total capitalization	57.4%

Net Debt-to-Capitalization:

Long-term debt including current maturities	$ 219.6
Cash on hand	(4.1)
Net debt	215.5
Total equity including preferred stock	162.7
Total capitalization	$ 378.2

Net debt-to-total capitalization	57.0%
CONTACT:  WCA Waste Corporation
          Houston, Texas
          Tommy Fatjo
          713-292-2400